EXHIBIT 10.2

CASTLE BRANDS INC.
122 East 42nd Street
Suite 4700
New York, NY 10168

May 6, 2010

Mr. Alfred J. Small
[address]

Dear Al:

This letter agreement constitutes an amendment to the Amended and Restated Employment Agreement dated as of November 13, 2007, as previously amended (the “Agreement”), between Castle Brands Inc. (the “Company”) and Alfred J. Small (the “Executive”). The Company and Executive wish to amend the Agreement as set forth below. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

A. The Agreement is amended in the following respects:

1. Section 3 of the Agreement is amended by deleting the date “March 19, 2010” (as previously amended to be May 19, 2010) and inserting in its place the date “May 19, 2012”. The following sentence is added at the end of Section 3:

“At the end of the term, if the Company does not offer to renew Executive’s employment hereunder for an additional two (2) years, on substantially the same terms, the Company shall continue to pay to Executive his Base Salary and benefits for a period of six (6) months after expiration of the Term.”

2. Section 6(f) of the Agreement is amended to read in its entirety as follows:

“Change of Control. A “Change of Control” shall have occurred if: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the aggregate voting power of the Company’s then outstanding securities, other than by acquisition directly from the Company; (ii) there has been a merger or equivalent combination involving the Company after which forty-nine percent  (49%) or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the appointment, election or the nomination for election by the Company’s stockholders, of each director elected during such consecutive two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); or (iv) the Company sells or disposes of all or substantially all of its assets; provided, however, that the foregoing subclause (i) shall not apply to any acquisition of the Company’s securities by Dr. Phillip Frost, any member of his immediate family, any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) that is controlled by Dr. Frost or any member of his immediate family, any beneficiary of the estate of Dr. Frost, or any trust, partnership; corporate or other entity controlled by any of the foregoing. In the event that the employment of Executive is terminated following or in connection with a Change of Control either by the Executive for Good Reason or by the Company or its successor without Cause, all unvested stock options will vest without further action on the date of termination and all stock options shall be exercisable during the remainder of their original terms.”

B. This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.

Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

Very truly yours,

CASTLE BRANDS INC.

By: /s/ Richard J. Lampen

Richard J. Lampen
President and Chief Executive Officer

The foregoing letter agreement
is consented and agreed to as
of the date first above written.

By:	/s/ Alfred J. Small

Alfred J. Small